REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Board of Trustees of The Fontaine Trust, comprised of:
	Fontaine Capital Appreciation Fund,
	Fontaine Global Growth Fund, and
	Fontaine Global Income Fund

		We have audited the accompanying statement of assets and liabilities, including the schedule of portfolio investments, for the Fontaine Capital Appreciation Fund, Fontaine Global Growth Fund, and Fontaine Global Income Fund as of December 31, 1997 and the related statements of operations for the year then ended, the statement of changes in net assets for the two years in the period then ended, and the financial highlights for each of the four years in the period then ended were audited by other auditors whose report dated February 20, 1997 expressed an unqualified opinion of the statement of changes in net assets and the financial highlights. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on the financial statements and financial highlights based on our audits.

		We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of December 31, 1997 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

		In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Fontaine Capital Appreciation Fund, Fontaine Global Growth Fund and Fontaine Global Income Fund as of December 31, 1997, and the results of their operations, their changes in net assets and financial highlights for the respective periods as stated in the first paragraph, in conformity with generally accepted accounting principles.

Sanville & Company
Certified Public Accountants

Abington, Pennsylvania
February 5, 1998